EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 30, 2019 (the “First Amendment Effective Date”) is entered into among U.S. XPRESS ENTERPRISES, INC., a Nevada corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swingline Lender.  Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below) as amended hereby.

RECITALS

WHEREAS, pursuant to that certain Credit Agreement, dated as of June 18, 2018 (as amended, modified, supplemented, increased or extended from time to time, the “Credit Agreement”), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender, the Lenders have agreed to provide the Borrower with the credit facilities provided for therein; and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments.  The Credit Agreement is hereby amended as follows:

(a) The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“BofA Securities” means BofA Securities, Inc.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

(b) The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Eurodollar Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).

(c) The definition of “MLPFS” in Section 1.01 of the Credit Agreement is deleted in its entirety.

(d) (i) The reference to “MLPFS” in the definition of “Fee Letter” in Section 1.01 of the Credit Agreement is amended to read “BofA Securities (as successor in interest to Merrill Lynch, Pierce, Fenner & Smith Incorporated)” and (ii) each other reference to “MLPFS” in the Credit Agreement is amended to read “BofA Securities”.

(e) Section 1.02 of the Credit Agreement is amended to add a new clause (d) at the end of such Section to read as follows:

(d)Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person.  Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

(f) Section 1.08 of the Credit Agreement is amended and restated in its entirety to read as follows:

1.08Rates.

The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rate (including any LIBOR Successor Rate) or the effect of any of the foregoing, or of any LIBOR Successor Rate Conforming Changes.

(g) Section 3.07 of the Credit Agreement is amended and restated in its entirety to read as follows:

3.07LIBOR Successor Rate.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that: (a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or (c) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks,  which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated  (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (x), object to the Adjustment; or (B) in the case of an amendment to replace LIBOR with a rate described in clause (y), object to such amendment; provided that for the avoidance of doubt, in the case of clause (A), the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment.   Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (i) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (ii) the Eurodollar Rate component of the Base Rate shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(h) Section 7.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

7.11Financial Covenants.

(a)Consolidated Net Leverage Ratio.  The Loan Parties shall not permit the Consolidated Net Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than (i) 3.25 to 1.0, for any fiscal quarter ending during the period from the Closing Date through and including the quarter ending September 30, 2019; (ii) 3.50 to 1.00, for the fiscal quarters ending December 31, 2019, and March 31, 2020; (iii) 3.25 to 1.00, for the fiscal quarter ending June 30, 2020; and (iv) 3.00 to 1.00, for any fiscal quarter ending thereafter;  provided,  that, upon the occurrence of a Qualified Acquisition, for each of the four (4) consecutive fiscal quarters of the Borrower (commencing with the fiscal quarter of the Borrower during which such Qualified Acquisition is consummated) (such period of increase, a “Leverage Increase Period”), the ratio set forth above may, upon receipt by the Administrative Agent of a Qualified Acquisition Notice, be increased by 0.25 (it being understood and agreed that notwithstanding the preceding text in this proviso, the maximum Consolidated Net Leverage Ratio shall not exceed 3.25 to 1.0 at any time); provided,  further,  that, (a) for at least one (1) fiscal quarter of the Borrower ending immediately following each Leverage Increase Period, the Consolidated Net Leverage Ratio as of the end of such fiscal quarter shall not be greater than the applicable test level set forth prior to the first proviso above prior to giving effect to another Leverage Increase Period, (b) there shall be no more than three (3) Leverage Increase Periods during the term of this Agreement, and (c) each Leverage Increase Period shall apply only with respect to the calculation of the Consolidated Net Leverage Ratio for purposes of determining compliance with this Section 7.11(a) and for purposes of any Qualified Acquisition Pro Forma Calculation.

(b)Consolidated Interest Coverage Ratio.  The Loan Parties shall not permit the Consolidated Interest Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less than (i) 2.00 to 1.00, for any fiscal quarter ending during the period from the Closing Date through and including the quarter ending September 30, 2019; (ii) 1.20 to 1.00, for the fiscal quarters ending December 31, 2019, and March 31, 2020; (iii) 1.75 to 1.00, for the fiscal quarter ending June 30, 2020; and (iv) 2.00 to 1.00, for any fiscal quarter thereafter.

(i) A new Section 11.22 is hereby added to Article XI of the Credit Agreement to read as follows:

11.22Acknowledgement Regarding Any Supported QFC.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 11.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

2.Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a) Receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) a Responsible Officer of the Borrower and each Guarantor and (ii) the Required Lenders.
(b) Receipt by the Administrative Agent of any fees required to be paid to the Administrative Agent, the Arrangers or the Lenders on or before the First Amendment Effective Date.

(c) Unless waived by the Administrative Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel, if so requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof,  plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

3.Miscellaneous.

(a)The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.

(b)Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party.

(c)Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i)The execution, delivery and performance by such Loan Party of this Amendment has been duly authorized by all necessary corporate or other organizational action, and do not (A) contravene the terms of any of such Loan Party’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (I) any material Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries or (II) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (C) violate any Law.

(ii)This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable in accordance with its terms, subject to laws generally affecting creditors’ rights, to statutes of limitations and to principles of equity.

(iii)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment or the Credit Agreement as amended hereby.

(iv)The representations and warranties of such Loan Party contained in the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 3(c)(iv), the representations and warranties contained in Sections 5.05(a),  (b), and (d) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a),  Section 6.01(b), or Section 6.01(c) of the Credit Agreement, as applicable.

(v)No  Default or Event of Default has occurred and is continuing or would result from the transactions contemplated by this Amendment.

(vi)The Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the date hereof that are required to become Guarantors pursuant to the Credit Agreement on or prior to the date hereof.

(d)This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment.

(e)This Amendment is a Loan Document.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(f)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This

Amendment shall be further subject to the terms and conditions of Sections 11.14 and 11.15 of the credit agreement, the terms of which are incorporated herein by reference,  MUTATIS MUTANDIS, as if fully set forth herein.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered by a duly authorized officer as of the date first above written.

BORROWER:U.S. XPRESS ENTERPRISES, INC.,

a Nevada corporation

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Chief Financial Officer and Treasurer

GUARANTORS:U. S. XPRESS, INC.,

a Nevada corporation

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Treasurer

U. S. XPRESS LEASING, INC.,

a Tennessee corporation

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Treasurer

XPRESS AIR, INC.,

a Tennessee corporation

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary

XPRESS HOLDINGS, INC.,

a Nevada corporation

By: /s/ Jane Greenberg

Name: Jane Greenberg

Title: Secretary/Treasurer

ASSOCIATED DEVELOPMENTS, LLC,

a Tennessee limited liability company

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Vice Manager and Secretary

TAL POWER EQUIPMENT #1 LLC,

a Mississippi limited liability company

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary and Treasurer

TAL POWER EQUIPMENT #2 LLC,

a Mississippi limited liability company

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary and Treasurer

TAL REAL ESTATE LLC,

a Mississippi limited liability company

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary and Treasurer

TAL VAN #1 LLC,

a Mississippi limited liability company

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary and Treasurer

TOTAL LOGISTICS INC.,

a Mississippi corporation

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary and Treasurer

TOTAL TRANSPORTATION OF MISSISSIPPI LLC,

a Mississippi limited liability company

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary and Treasurer

TRANSPORTATION ASSETS LEASING INC.,

a Mississippi corporation

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Secretary and Treasurer

TRANSPORTATION INVESTMENTS INC.,

a Mississippi corporation

By: /s/ Eric Peterson

Name: Eric Peterson

Title: Treasurer

ADMINISTRATIVE

AGENT:bank of america, n.a.,

as Administrative Agent

By: /s/ Christine Trotter

Name: Christine Trotter

Title: Assistant Vice President

LENDERS:bank of america, n.a.,

as a Lender, the Swingline Lender and an L/C Issuer

By: /s/ John M. Hall

Name: John M. Hall

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as a Lender and an L/C Issuer

By:/s/ Michael Bash

Name: Michael Bash

Title: SVP

JPMORGAN CHASE BANK, N.A.,

as a Lender

By: /s/ Brandon Abney

Name: Brandon Abney

Title: Authorized Officer

MORGAN STANLEY BANK, N.A.,

as a Lender

By:/s/ Jacob Dowden

Name: Jacob Dowden

Title: Authorized Signatory

REGIONS BANK,

as a Lender

By: /s/ Joe Dancy

Name: Joe Dancy

Title: Senior Vice President

CIBC BANK USA,

as a Lender

By: /s/ Andrew Hoffman

Name: Andrew Hoffman

Title: Associate Managing Director